Haskell Slaughter & Young, L.L.C.
1200 AmSouth/Harbert Plaza
1901 Sixth Avenue North
Birmingham, Alabama 35203



November 7, 1997



HEALTHSOUTH Corporation
One HealthSouth Parkway
Birmingham, Alabama 35243



                          RE: HEALTHSOUTH CORPORATION
                      REGISTRATION STATEMENT ON FORM S-3


Gentlemen:


     We have served as counsel for HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 984,189 shares (the "Shares") of the Company's authorized Common Stock, par value $.01 per share for certain selling stockholders pursuant to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 7, 1997 and relating thereto (the "Registration Statement"). This opinion is furnished to you pursuant to the requirements of Form S-3.

     In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares as we have deemed necessary and appropriate.

     Based upon the foregoing, and having regard for such legal considerations we have deemed relevant, it is our opinion that:

       1. The Shares have been duly authorized and issued; and.

       2. Upon sale and delivery of the Shares as contemplated in the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

     We hereby consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus which forms a part of the Registration Statement, and to the filing of this opinion as an Exhibit thereto.



                                        Very truly yours,

                                        HASKELL SLAUGHTER & YOUNG, L.L.C.

                                        By   /s/ Donald T. Locke
                                             -----------------------------------
                                                 Donald T. Locke